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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             _____________________

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 Date of Report
                               November 25, 1996


                              NUEVO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)


   DELAWARE                             0-10537                  76-0304436
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                             1331 LAMAR, SUITE 1650
                             HOUSTON, TEXAS  77010
                    (Address of principal executive offices)


                                 (713) 652-0706
              (Registrant's telephone number, including area code)



================================================================================

Item 5. Other Information


                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION


The unaudited pro forma condensed consolidated financial information reflects the following:

 .   The acquisition of the Unocal Properties by Nuevo during April 1996 was for a net adjusted purchase price of $503.1 million in cash (including $22.5 million of acquisition costs) plus a contingent payment pursuant to a purchase agreement dated February 16, 1996. The Unocal Properties are located in central, coastal and offshore California. The cash purchase price was financed through proceeds, net of offering costs, of $136.8 million and $155.6 million related to Nuevo's issuances of common stock and 9.5% senior subordinated notes (the Notes) during April 1996, respectively, the incurrence of $199.1 million of bank debt, the issuance of 150,000 common stock warrants with a fair value of $1.6 million and a $10.0 million non-interest-bearing payable to Torch Energy Advisors Incorporated (Torch). The contingent payment is not included in the cash purchase price.

 .   The contingent payment requires a cash payment to the seller in the years
  1998 through 2004 if crude oil prices exceed certain escalating threshold prices. Although the contingent payment is not effective until 1998, if it had been in effect as of January 1, 1995, the impact on the unaudited pro forma condensed consolidated financial information would have been a reduction in income of $500,000 ($300,000 net of tax) and $10.8 million ($6.4 million net of tax) during the year ended December 31, 1995 and the nine-month period ended September 30, 1996, respectively.

 .   The acquisition of the Point Pedernales Properties from Torch was for a net adjusted price of $35.7 million in common stock pursuant to a letter agreement dated February 16, 1996, less a receivable of $1.3 million for a revenue earnout on oil production which was acquired from Unocal and Torch in conjunction with the acquisitions of the Unocal and Point Pedernales Properties. The purchase price represents Torch's net book value of the properties; the Point Pedernales Properties are primarily located offshore California.

 .   The acquisition of the East Texas Properties during July 1996 was from a major independent oil company. The net adjusted purchase price was $9.3 million and was financed through the incurrence of bank debt.

These acquisitions are presented using the purchase method of accounting.

Nuevo, along with a third party, acquired all of the capital stock of Amoco Congo Petroleum Company and Amoco Congo Exploration Company (collectively, the Congo Companies) on February 24, 1995. Through an interpurchaser agreement, Nuevo and the third party have agreed to share the combined net operating revenues and expenses of the Congo Companies evenly. The results of operations related to Nuevo's share of the Congo Companies is reflected in the unaudited pro forma statement of operations for the period January 1, 1995 through January 31, 1995. Nuevo's share of the results of operations of the Congo Companies for the period February 1, 1995 through December 31, 1995 and the nine-month period ended September 30, 1996 is reflected in the respective historical statements of operations.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1995 gives effect to the acquisition of the Unocal Properties, the Point Pedernales Properties and the East Texas Properties as if such events had occurred on December 31, 1995. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine-month period ended September 30, 1996 give effect to the acquisition of the Unocal Properties, the Point Pedernales Properties, the East Texas Properties and the Congo Companies by Nuevo as if such events had occurred at January 1, 1995. Appropriate interim financial amounts have been added to and subtracted from the audited revenues and direct operating expenses of the Unocal Properties and the Point Pedernales Properties to reflect the historical revenues and direct operating expenses of the properties for the year ended
December 31, 1995.

The following unaudited pro forma information has been included by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based upon the historical consolidated financial statements of Nuevo, the historical revenues and direct operating expenses of the Unocal Properties and the Point Pedernales Properties, and it should be read in conjunction with such financial statements and the related notes thereto. The unaudited pro forma information related to the East Texas Properties and the Congo Companies is based upon unaudited historical financial information.

The pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma data are not necessarily indicative of the financial results that would have occurred had the transactions been effective on and as of the dates referred to above and should not be viewed as indicative of operations in future periods.

                              NUEVO ENERGY COMPANY
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET--UNAUDITED
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)



                                                                   California       Properties
                                                Nuevo              ---------------------------         East
                                                Energy                                Point            Texas          Pro
              ASSETS:                           Company              Unocal         Pedernales       Properties       Forma
                                                -----------        -----------      ----------       -----------      -------
Current Assets:
  Cash and cash equivalents                     $   5,765                                                            $  5,765
  Accounts and other receivables                   21,195                              $1,302 (b)                      22,497
  Other                                             2,760                                                               2,760
                                                ---------          ------------      --------        ----------      --------
    Total current assets                           29,720                               1,302                          31,022
                                                ---------          ------------      --------        ----------      --------

Oil and gas properties (full cost method)         460,800               438,243 (a)    34,422 (b)         9,310 (c)   942,775
Other property and equipment                       76,631                16,590 (a)                                    93,221
Land  and buildings                                     0                50,000 (a)                                    50,000
                                                ---------          ------------      --------        ----------      --------
                                                  537,431               504,833        34,422             9,310     1,085,996
Accumulated depreciation, depletion and
  amortization                                   (269,989)                                                           (269,989)
                                                ---------          ------------      --------        ----------      --------
                                                  267,442               504,833        34,422             9,310       816,007
Other                                               9,382                 7,144 (a)                                    16,526
                                                ---------          ------------      --------        ----------      --------
    Total assets                                $ 306,544          $    511,977      $ 35,724        $    9,310     $ 863,555
                                                =========          ============      ========        ==========      ========


              LIABILITIES AND STOCKHOLDERS' EQUITY
              ------------------------------------
Current Liabilities:
  Accounts payable and accrued liabilities      $  10,286          $     10,000 (a)                                 $  20,286
  Current maturities of long-term debt              3,677                                                               3,677
                                                ---------          ------------      --------        ----------      --------
    Total current liabilities                      13,963                10,000             0                 0        23,963
                                                ---------          ------------      --------        ----------      --------
Long-term debt                                    113,032               361,799 (a)                       9,310 (c)   484,141
Other noncurrent liabilities                       12,015                                                              12,015
Deferred income taxes                              12,926                 1,779 (a)        49 (b)                      14,754
Stockholders' equity                              154,608               138,399 (a)    35,675  (b)                    328,682
                                                ---------          ------------      --------        ----------      --------
    Total liabilities and stockholders' equity  $ 306,544          $    511,977      $ 35,724        $    9,310      $863,555
                                                =========          ============      ========        ==========      ========

                             NUEVO ENERGY COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS--UNAUDITED
                         YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   California   Properties
                                          Nuevo    -----------------------    East
                                          Energy                   Point      Texas       Congo        Conforming      Pro
                                         Company     Unocal       Pedernal   Properties   Companies   Adjustments      Forma
                                        --------  -----------  ----------   ----------  ----------   -----------     --------
Revenues:
     Oil and gas revenues                $103,216    $173,124      $30,347  $  8,158      $  2,167     $   2,154 (d) $   319,166
     Other revenues                        35,511                                               49                        35,560
                                        ---------    --------      -------   -------       -------      --------       ---------
     Total revenues                       138,727     173,124       30,347     8,158         2,216         2,154         354,726
                                        ---------    --------      -------   -------       -------      --------       ---------
Costs and  expenses:
     Lease operating costs                 29,634      88,220       14,417     2,255           488       (17,807) (e)    117,207
     Other operating expense               27,393                                                                         27,393
     General and administrative expense    10,165                                              339         12,539 (f)     23,043
     Depreciation, depletion and
     amortization                          41,866                                               87         58,574 (g)    100,527
     Interest expense                      15,389                                                          30,903 (h)     46,292
     Other                                     61                                                                             61
                                        ---------    --------      -------   -------       -------      --------       ---------
     Total costs and expenses             124,508      88,220       14,417     2,255           914        84,209         314,523
                                        ---------    --------      -------   -------       -------      --------       ---------

Income before income tax expense           14,219      84,904       15,930     5,903         1,302       (82,055)         40,203
Income tax  expense                         5,209                                                         11,073 (i)      16,282
                                        ---------    --------      -------   -------       -------      --------       ---------
Net income                                  9,010      84,904       15,930     5,903         1,302       (93,128)         23,921
Dividends on preferred stock                1,472                                                                          1,472
                                        ---------    --------      -------   -------       -------      --------       ---------
Net income attributable to
  common stockholders                    $  7,538    $ 84,904      $15,930  $  5,903      $  1,302      ($93,128)    $    22,449
                                        =========    ========      =======   =======       =======      ========       =========
Weighted average common shares             11,355                                                          6,384 ( j)     17,739
                                        =========                                                       ========       =========
Earnings per common share                   $0.66                                                                    $      1.27
                                        =========                                                                      =========


                               NUEVO ENERGY COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPREATIONS--UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   California     Properties
                                          Nuevo    --------------------------   East
                                          Energy                    Point       Texas             Conforming         Pro
                                         Company     Unocal       Pedernales  Properties          Adjustments        Forma
                                         --------  ----------     ----------  ----------        ----------------   --------
Revenues:
     Oil and gas revenues                $188,364     $44,643       $  5,779     $ 4,907         $      507 (d)   $ 244,200
     Other revenues                        30,487                                                                    30,487
                                        ---------    --------      ---------     -------          ---------       ---------
     Total revenues                       218,851      44,643          5,779       4,907                507         274,687
                                        ---------    --------      ---------     -------          ---------       ---------

Costs and expenses:
     Lease operating costs                 66,463      19,887          2,634       1,590             (4,404) (e)     86,170
     Other operating expense               24,544                                                                    24,544
     General and administrative expense    14,941                                                     2,758 (f)      17,699
     Depreciation, depletion and
     amortization                          54,495                                                    15,129 (g)      69,624
     Interest expense                      25,825                                                     7,726 (h)      33,551
     Other                                     13                                                                        13
                                        ---------    --------      ---------     -------          ---------       ---------
     Total costs and expenses             186,281      19,887          2,634       1,590             21,209         231,601
                                        ---------    --------      ---------     -------          ---------       ---------

Income before income tax expense           32,570      24,756          3,145       3,317            (20,702)         43,086
Income tax expense                         13,173                                                     4,277 (i)      17,450
                                        ---------    --------      ---------     -------          ---------       ---------
Net income                                 19,397      24,756          3,145       3,317            (24,979)         25,636
Dividends on preferred stock                  766                                                                       766
                                        ---------    --------      ---------     -------          ---------       ---------
Net income  attributable to
  common stockholders                    $ 18,631     $24,756       $  3,145     $ 3,317           ($24,979)       $ 24,870
                                        =========    ========      =========     =======          =========       =========
Weighted average common shares             16,662                                                     2,493 (j)      19,155
                                        =========                                                 =========       =========
Earnings per common share                   $1.12                                                                  $   1.30
                                        =========                                                                 =========

                              NUEVO ENERGY COMPANY

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENT


  Pro forma adjustments to record the closing of the acquisitions of the Unocal Properties, the Point Pedernales Properties and the East Texas Properties are summarized below:

  (a) To record the purchase of the Unocal Properties, the related financing and the impact of the acquisition on deferred taxes as follows (in thousands):

     The adjusted cost of the Unocal Properties was calculated as follows:

Purchase Price                                                  $ 492,000
Purchase price adjustments, including net revenues from the
acquired properties from the effective date to the closing
date of April 1996                                              (  11,413)
                                                                 --------
                                                                  480,587
Acquisition fees (Torch and third parties, $10 million and
$7.6 million, respectively):
Payable to Torch                                                   10,000
Cash and Warrants                                                   7,575
Legal and other acquisition costs                                   4,892
                                                                ---------
Total  purchase price                                           $ 503,054
                                                                =========

Purchase allocation:
Land and buildings                                              $  50,000
Gas plants                                                         15,000
Other property and equipment                                        1,590
Acquisition costs allocated to oil and gas properties             438,243
Deferred income taxes                                           (   1,779)
                                                                ---------
Total purchase allocation                                       $ 503,054
                                                                =========

      Acquisition of the Unocal Properties was financed through net proceeds of $136.8 million from a common stock offering, net proceeds of $155.6 million from the Notes offering (net of issuance costs of $4.4 million), the incurrence of $199.1 million of long-term bank financing (net of financing costs of $2.7 million), the issuance of 150,000 common stock warrants with a fair value of $1.6 million and a non-interest-bearing payable to Torch of $10 million.

      Deferred income taxes represent the adjustment to historical deferred income taxes due to the impact of California state income taxes.

  (b) To record the purchase of the Point Pedernales Properties as follows (in thousands):

Purchase price                                                  $ 42,000
Purchase price adjustments, including net revenues from the
acquired properties from the effective date to the closing
date of April 1996                                             (   6,325)
                                                                --------
Total purchase price                                            $ 35,675
                                                                ========

Purchase allocation:
Oil and gas properties                                          $ 34,422
Revenue earnout receivable                                         1,302
Deferred income taxes                                                (49)
                                                                --------
Total purchase price                                            $ 35,675
                                                                ========

      The acquisition of the Point Pedernales Properties were paid for by the issuance of 1.28 million shares of common stock at $28 per share. The purchase price approximates Torch's net historical book value for such properties. The revenue earnout receivable represents the additional oil revenues acquired from Unocal and Torch for production from the Point Pedernales Properties from the effective date to the closing date.

  (c) To record the purchase of the East Texas Properties and the related financing as follows:

      The adjusted cost of the East Texas Properties was calculated as follows (in thousands):

Purchase price                                                  $ 13,200
Purchase price adjustments, including net revenues from the
 acquired properties from the effective date to the closing
 date of July 1996                                              (  3,890)
                                                                 -------
Total purchase price                                            $  9,310
                                                                 =======

      The acquisition of the East Texas Properties was financed through the incurrence of $9.3 million of long-term bank financing.

  (d) To record additional revenues related to the earnout acquired from Unocal and Torch on oil production from the Point Pedernales Properties.

  (e) To eliminate $12.7 million of salary costs for the year ended December 31, 1995 of personnel directly related to the operations of the Unocal properties that were replaced by individuals under an administrative agreement with Torch (the Torch Agreement), $2 million of gas transportation costs related to a gas swap contract with Texaco, $2 million of housing and transportation charges for operating personnel that will be eliminated under the Torch Agreement and $1.1 million of operator's overhead on the Point Pedernales properties that will be reimbursed under the Torch Agreement.

  (f) To adjust general and administrative expenses and management fees to give effect to the increase in management fees payable to Torch due to the acquisition of the Unocal Properties, the Point Pedernales Properties and the East Texas properties. Administrative overhead and direct general and administrative expenses will increase $5.9 million and $1.5 million on an annual basis and quarterly basis, respectively. Pursuant to the terms of the Torch Agreement, pro forma management fees for the year ended December 31, 1995 and the nine-month period ended September 30, 1996 were $6.6 million and $1.3 million, respectively.

  (g) To adjust depreciation, depletion and amortization to give effect to the acquisition of the Unocal Properties, the Point Pedernales Properties and the East Texas Properties under the full cost method of accounting and to adjust the historical depletion on the Congo Properties for the month ended January 31, 1995. The Unocal, Point Pedernales and East Texas Properties are all located in the United States full cost center.

  (h) To adjust interest expense to give effect to the portion of the acquisition of the Unocal Properties and East Texas Properties financed under the bank debt and through the issuance of the Notes.

      The pro forma interest expense related to the Notes was $15.2 million and $3.8 million for the year ended December 31, 1995 and the nine-month period ended September 30, 1996, respectively, with an annual interest
      rate of 9.5%.  The pro forma interest expense   related to the bank debt
      was $14.7 million and $3.7 million for the year ended December 31, 1995 and the nine-month period ended September 30, 1996, respectively, with an average annual interest rate of the London Interbank Offered Rate plus 1% (6.97%).

      Nuevo also obtained a commitment for a bridge loan facility in conjunction with the purchase of the Unocal Properties. However, the financing of the acquisition of such properties did not require the use of proceeds from the bridge loan facility. Although Nuevo incurred bridge loan financing fees, such fees represent nonrecurring expenses directly related to the financing of the Unocal purchase transaction and are excluded from the pro forma presentation. Such costs were expensed in the 1996 statement of operations and were $1.7 million ($1.0 million, net of tax).

      Amortization of deferred debt financing costs for the Notes is estimated to be $440,000 and $110,000 during the year ended December 31, 1995 and the nine-month period ended September 30, 1996 and amortization of the deferred debt financing costs for the bank debt is estimated to be $549,000 and $138,000 during the respective periods. The repayment terms of the Notes and the bank debt are ten years and five years, respectively.

  (i) To adjust federal and state income taxes for the acquisition of the Unocal, Point Pedernales and East Texas Properties at an effective rate of 40.5% due to the impact of California state income taxes.

  (j) To increase the weighted average common shares outstanding for 6.38 million shares of common stock issued in connection with the acquisition of the Unocal Properties and the Point Pedernales Properties during April 1996.